Exhibit 10.6

Final Form

FORM OF SUBSCRIPTION AGREEMENT SIDE LETTER

THIS SUBSCRIPTION AGREEMENT SIDE LETTER (this “Agreement”) is made and entered into as of May 16th, 2023 by and between Forbion European Acquisition Corp., a Cayman Islands exempted company (“FEAC”), enGene Holdings Inc., a company incorporated under the laws of Canada (“Newco”) and [•] (the “Investor”). Each of the FEAC, Newco and the Investor will individually be referred to herein as a “Party” and, collectively, as the “Parties”. Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Subscription Agreement (as defined below).

WHEREAS, Can Merger Sub, a company to be incorporated under the laws of Canada (“Can Merger Sub”), will be a wholly-owned subsidiary of FEAC incorporated solely for purposes of effecting the Transactions (as defined in the Subscription Agreement), and Cayman Merger Sub, a company to be incorporated as a Cayman Island exempted company (“Cayman Merger Sub”) will be a wholly-owned subsidiary of Newco incorporated solely for purposes of effecting the Transactions;

WHEREAS, enGene Inc., a corporation incorporated and existing under the laws of Canada (“enGene”) entered into a Note Purchase Agreement dated as of October 20, 2022 by and among enGene, Forbion Capital Fund III Cooperatief U.A. (“Forbion Capital Fund III”), Fonds de Solidarité des Travailleurs du Québec (F.T.Q.) (“FSTQ”), Lumira Ventures III, L.P. (“Lumira III”), Lumira Ventures III (International), L.P. (“Lumira International III”), Merck Lumira Biosciences Fund, L.P. (“Merck”), Merck Lumira Biosciences Fund (Québec), L.P. (“Merck Québec” and together with, Merck, FSTQ, Lumira III, Lumira International III and Forbion Capital Fund III, collectively the “2022 Noteholders”) (the “2022 Note Purchase Agreement”) pursuant to which enGene issued $18.4 million of convertible promissory notes (each a “2022 Convertible Note” and collectively, the “2022 Convertible Notes”) to the 2022 Noteholders in substantially the form attached to the 2022 Note Purchase Agreement on the terms and conditions set forth therein;

WHEREAS, enGene and each 2022 Noteholder have entered into amended and restated convertible promissory notes on or about the date hereof, to amend and restate the 2022 Convertible Notes (each an “Amended 2022 Convertible Note” and collectively, the “Amended 2022 Convertible Notes”) pursuant to which (i) the Amended 2022 Convertible Notes are, among other things, convertible into that number of common shares of enGene that, when exchanged at the Company Exchange Ratio (as defined in the Business Combination Agreement (as defined below)), shall equal that number of Class A ordinary shares of FEAC (“Ordinary Shares”) (or, after the Assumption (as defined below), Newco Common Shares (as defined below)) that the holders of the Amended 2022 Convertible Notes would have received if they subscribed for Ordinary Shares (or, after the Assumption, Newco Common Shares) on the same terms as the PIPE Financing and (ii) each 2022 Noteholder received warrants to acquire common shares of enGene in consideration of certain amendments set forth in each Amended 2022 Convertible Note (the “2022 Warrants”);

WHEREAS, concurrently with the execution and delivery of this Agreement and the Business Combination Agreement, the Sponsor (as defined below) and Investissement Québec (“IQ”) are entering into agreements with enGene, pursuant to which the Sponsor and IQ will purchase, in one or more closings, (i) convertible promissory notes of enGene (the “Original 2023 Convertible Notes” and, together with the Amended 2022 Convertible Notes, the “Company Convertible Notes”) that will, among other things, convert into that number of common shares of enGene that, when exchanged at the Company Exchange Ratio, shall equal that number of Ordinary Shares (or, after the Assumption, Newco Common Shares) that the holders of the Original Convertible Notes would have received if they subscribed for Ordinary Shares on the same terms as the PIPE Financing and (ii) warrants to acquire common shares of enGene (the “Original 2023 Warrants”);

WHEREAS, the Company entered into a Note Purchase Agreement dated as of April 4, 2023 by and among the Company, Forbion Capital Fund III, FSTQ, Lumira III, Lumira International III, Lumira Ventures IV, L.P., Lumira Ventures IV (International), L.P., Merck, Merck Québec (collectively, with respect to the 2023 Subordinated Financing (as defined below), the “2023 Noteholders”) (the “2023 Subordinated Note Purchase Agreement”) pursuant to which the Company issued $8.0 million of subordinated promissory notes (each a “2023 Subordinated Note” and collectively, the “2023 Subordinated Notes”) to the 2023 Noteholders in substantially the form attached to the 2023 Subordinated Note Purchase Agreement on the terms and conditions set forth therein (the “2023 Subordinated Financing”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into agreements with the 2023 Noteholders pursuant to which the Company will repay the 2023 Subordinated Notes by issuing to each 2023 Noteholder (i) an amount of convertible promissory notes of the Company substantially in the same form and on the same terms as the Original 2023 Convertible Notes (the “Additional 2023 Convertible Notes” and, together with the Original 2023 Convertible Notes, the “2023 Convertible Notes”), and (ii) a number of warrants to acquire common shares of the Company substantially in the same form and on the same terms as the Original 2023 Warrants, corresponding, in the aggregate, to the principal amount of 2023 Subordinated Notes held by such 2023 Noteholder;

WHEREAS, FEAC, Newco and enGene have, concurrently with the execution and delivery of this Agreement, entered into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement and the Business Combination Agreement, Newco, FEAC and a certain shareholder of FEAC (the “FEAC Shareholder”) are entering into a non-redemption agreement, substantially in the form attached to the Business Combination Agreement (the “Non-Redemption Agreement”), pursuant to which, among others, FEAC will issue additional Ordinary Shares and FEAC Warrants (or after the Assumption, Newco will issue additional Newco Shares and Newco Warrants) to such FEAC Shareholder in consideration of such FEAC Shareholder’s commitment not to redeem an amount of its Ordinary Shares set out in such Non-Redemption Agreement in connection with the FEAC Shareholder Approval, on the terms and subject to the conditions set forth in the Non-Redemption Agreement;

WHEREAS, immediately prior to the execution and delivery of this Agreement, the Investor, FEAC and Newco have entered into that certain Subscription Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Subscription Agreement”), pursuant to which, among other things, Investor has agreed, contingent upon the substantial concurrent occurrence of the Amalgamation Closing, to subscribe for and purchase, and FEAC (or after the Assumption, Newco) has agreed that it will issue and sell to the Investor, the number of Ordinary Shares (as defined below) (or, after the Assumption, Newco Common Shares) provided for in the Subscription Agreement in exchange for the purchase price set forth therein (the “Purchase Price”), in each case on the terms and subject to the conditions set forth in the Subscription Agreement;

WHEREAS, as of the date of this Agreement, Forbion Growth Sponsor FEAC I B.V., a private limited liability company incorporated in The Netherlands (the “Sponsor”), owns 3,162,500 FEAC Class B ordinary shares (“FEAC Class B Shares” and, together with the Ordinary Shares, the “FEAC Shares”) and 5,195,000 FEAC private placement warrants (each whole warrant entitling the holder thereof to purchase one Ordinary Share, the “FEAC Private Placement Warrants”);

WHEREAS, assuming that the aggregate principal amount outstanding under the Working Capital Loan Note and any Extension Loan Notes (each as defined in the Business Combination Agreement) equals or exceeds $1,500,000 on the day which is two (2) Business Days (as defined in the Subscription Agreement) prior to the Closing Date (as defined in the Subscription Agreement), FEAC shall cause the Sponsor (or its Affiliate or designee, as applicable), as payee of the Working Capital Loan Note and any Extension Loan Notes, to elect to convert an amount equal to $1,500,000 of the aggregate principal amount outstanding under the Working Capital Loan Note and any Extension Loan Notes, taken together, into additional FEAC Private Placement Warrants at a price of $1.50 per FEAC Private Placement Warrant, which upon such election will be issued by FEAC to the Sponsor (or its Affiliate (as defined in the Business Combination Agreement) or designee, as applicable) immediately prior to the Surrender (as defined below) on the day which is two (2) Business Days prior to the Closing Date, in each case in accordance with the FEAC Warrant Agreement and the relevant promissory note governing the Working Capital Loan Note and/or any Extension Loan Notes, as applicable, following which the Sponsor is expected to own 6,195,000 FEAC Private Placement Warrants;

WHEREAS, immediately prior to the execution and delivery of this Agreement, the Sponsor, FEAC and the other parties thereto entered into the sponsor and insiders letter agreement (the “Sponsor and Insiders Letter Agreement”), pursuant to which, among other things, the Sponsor has agreed to surrender, after giving effect to the Sponsor Loans Conversion 1,789,004 FEAC Class B Shares and 5,463,381 FEAC Private Placement Warrants, as a contribution to the capital of FEAC and for no consideration, effective immediately prior to the Class B Conversion (as defined below) and on the day which is two (2) Business Days prior to the Closing Date, in each case, on the terms and conditions set forth in Business Combination Agreement and the Sponsor and Insiders Letter Agreement (the “Surrender”);

WHEREAS, on the day which is two (2) Business Days prior to the Closing Date, each FEAC Class B Share that remains outstanding following the Surrender of the 1,789,004 FEAC Class B Shares held by the Sponsor, as provided in the Sponsor and Insiders Letter Agreement, shall be exchanged (the “Class B Conversion”) for one Ordinary Share;

WHEREAS, on the day which is one (1) Business Day prior to the Closing Date, Cayman Merger Sub will merge with and into FEAC with FEAC as the surviving entity pursuant to a plan of merger under the laws of the Cayman Islands (the “Cayman Merger”), as follows: (i) Newco will issue to the holders of Ordinary Shares (including the Sponsor but excluding the holders of any Dissenting FEAC Shares (as defined in the Business Combination Agreement)) Newco common shares (“Newco Common Shares”) in exchange for such holders’ Ordinary Shares and such Ordinary Shares will not be cancelled but will be transferred to Newco, (ii) FEAC will thereby become a wholly-owned subsidiary of Newco and (iii) each issued share of Cayman Merger Sub will be exchanged for an Ordinary Share of FEAC as the surviving entity and Cayman Merger Sub (having merged into FEAC) will cease to exist as a separate entity by virtue of the Cayman Merger;

WHEREAS concurrently with the Cayman Merger, and effective at the same time the Cayman Merger becomes effective under the Cayman Islands law, (i) Newco will assume the FEAC Private Placement Warrants and FEAC’s warrants to purchase one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the FEAC Warrant Agreement (as defined in the Business Combination Agreement) (the “FEAC Public Warrants” and, together with the Private Placement Warrants, the “FEAC Warrants” and, the FEAC Warrants as so assumed, the “Newco Warrants”) pursuant to the Warrant Assignment, Assumption and Amendment Agreement (as defined below), (ii) FEAC as the entity surviving the Cayman Merger will issue to Newco a non-interest bearing demand promissory note payable denominated in CDN$ having a principal amount equal to the fair market value of the FEAC Warrants assumed by Newco (as so assumed, Newco Warrants) (“Note 3”) in consideration of the assumption by Newco of obligations under the FEAC Warrants (as so assumed, Newco Warrants) and (iii) Newco will redeem the initial Newco Common Shares held by its formation shareholder for an amount equal to the amount of capital that such formation shareholder contributed for purposes of the incorporation of Newco (such transactions, together with the Cayman Merger, the “Cayman Reorganization”);

WHEREAS, following the Cayman Reorganization, FEAC will file an election to change its classification for U.S. federal income tax purposes from a corporation to an entity disregarded as separate from its owner Newco, to be effective as of the beginning of the Closing Date (the “U.S. Entity Classification Election” and, together with the Cayman Reorganization, the “FEAC Reorganization”);

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement (as defined below), subsequent to the FEAC Reorganization becoming effective and prior to the consummation of the PIPE Financing (as defined below), FEAC will loan to Newco an amount equal to the total funds held in its Trust Account (as defined in the Subscription Agreement) on the Closing Date (after deducting the amounts owed to FEAC Shareholders who have properly exercised their redemption rights, a reasonable estimate of the amounts to be paid for any Dissenting FEAC Shares and the deferred discount owed to the underwriters of FEAC’s initial public offering), less the principal amount of Note 3 (together, the “Loan Amount”), in consideration for which Newco will issue a CDN$ denominated non-interest bearing demand promissory note to FEAC having a principal amount equal to the Loan Amount converted to its Canadian dollar equivalent based on the C$:U.S.$ Bank of Canada daily exchange rate on the business day immediately prior to the Closing Date (“Note 1”), following which FEAC will sell to Newco, and Newco will purchase, all of the outstanding common shares of Can Merger Sub for a purchase price of CDN$ 10 (the “Can Merger Sub Share Sale”);

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement (as defined below), following the Can Merger Sub Share Sale but prior to the Amalgamation, the Investor and the Other Subscribers (as defined in the Subscription Agreement), on the terms and conditions set forth in the Subscription Agreement, this Agreement, the Other Subscription Agreements (as defined in the Subscription Agreement) and the side letters that the Other Subscribers have, severally and not jointly, entered into with FEAC and Newco in substantially the form hereof (the “Other Side Letters”; the equity financing under the Subscription Agreement, this Agreement, the Other Subscription Agreements and the Other Side Letters, the “PIPE Financing”) shall purchase Ordinary Shares (or after the Assumption, Newco Common Shares), for an aggregate subscription price of $56,891,682.00;

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, the Amended 2022 Convertible Notes and 2023 Convertible Notes will automatically convert, concurrent with the consummation of the PIPE Financing, into that number of common shares of enGene that, when exchanged at the Company Exchange Ratio shall equal that number of Ordinary Shares (or after the Assumption, Newco Common Shares) that the holders of the Amended 2022 Convertible Notes and 2023 Convertible Notes would have received if they subscribed for Ordinary Shares (or after the Assumption, Newco Common Shares) on the same terms as the Subscription Agreement as amended by this Agreement;

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, after the consummation of the PIPE Financing and the conversion of the Company Convertible Notes, Can Merger Sub and enGene will amalgamate in accordance with the terms of the plan of arrangement (the “Plan of Arrangement”) substantially in the form attached to the Business Combination Agreement (the “Amalgamation”) and pursuant to the Amalgamation, (i) each enGene common share outstanding immediately prior to the Amalgamation shall be exchanged for Newco Common Shares per the Company Exchange Ratio, each Company Equity Award (as defined in the Business Combination Agreement) outstanding immediately prior to the Amalgamation shall be exchanged for Rollover Equity Awards (as defined in the Business Combination Agreement) per the Company Exchange Ratio and each enGene warrant outstanding immediately prior to the Amalgamation shall be exchanged for Newco Warrants per the Company Exchange Ratio, (ii) each Can Merger Sub share outstanding immediately prior to the Amalgamation shall be exchanged for one common share in the authorized share capital of the amalgamated entity, and (iii) in consideration for the issuance of Newco Common Shares, the amalgamated entity shall issue its common shares to Newco, in each case upon and subject to the other terms and conditions set forth in the Business Combination Agreement, the Plan of Arrangement and in accordance with the provisions of applicable law (the time at which the Amalgamation is completed, the “Amalgamation Closing”);

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, following the Amalgamation, Newco will continue from being a corporation incorporated under and governed by the Canada Business Corporations Act to a company continued to and governed by the Business Corporations Act (British Columbia) (the “Continuance”) and, in connection with the Continuance, the articles of Newco shall be amended to reflect the requirement of the continued jurisdiction, among other things;

WHEREAS, on the Closing Date, and prior to the Amalgamation, the Newco Common Shares and Newco Warrants will be listed on Nasdaq or such other Exchange as agreed to by FEAC and enGene;

WHEREAS, immediately following the Closing Date, FEAC will repurchase shares held by Newco in an aggregate amount equal to Note 1 and in consideration therefor issue to Newco a CDN$ denominated non-interest bearing demand promissory note in a principal amount equal to the outstanding principal amount of Note 1 (“Note 2”), following which Note 1 and Note 2 (each having the same outstanding principal amount) will be set off by FEAC and Newco in full repayment of the respective principal amounts (the “Notes Set-Off”);

WHEREAS, following the Notes Set-Off becoming effective, Newco will transfer Note 3 to enGene in consideration for the issuance by enGene from treasury of additional common shares of enGene, following which FEAC will repay the outstanding principal amount of Note 3 to Newco, and subsequently FEAC will be placed in liquidation in accordance with applicable Cayman law;

WHEREAS, to rationalize the capital structure of Newco and to satisfy the valuation objectives of FEAC and Newco, on the one hand, and of the Investor, on the other hand, FEAC (or after the Assumption, Newco) desires to issue and sell and Investor desires to subscribe for and purchase the Additional Securities (as defined below) and the Subscribed Shares (as defined in the Subscription Agreement), for total consideration equal to the Purchase Price;

WHEREAS, subsequent to the FEAC Reorganization becoming effective and prior to the consummation of the PIPE Financing, all rights, covenants and obligations of FEAC, including the rights, covenants and obligations under the Subscription Agreement and under this Agreement, will be assumed by Newco (the “Assumption”).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

1. Unless otherwise indicated or the context otherwise requires, by virtue of, and with effect from, the FEAC Reorganization and the Assumption becoming effective, all references herein (i) to FEAC, shall refer to Newco, and (ii) to the Subscribed Shares shall refer to Newco Common Shares of the corresponding number rather than ordinary shares of FEAC.

2. Issuance and Subscription. (a) In connection with the Subscription Agreement and in consideration of the Purchase Price to be paid by Investor set forth in the Subscription Agreement, FEAC (or after the Assumption, Newco) agrees to issue and sell and Investor agrees to subscribe for and purchase, on the Closing Date following the Can Merger Sub Share Sale and contingent upon the completion of each element of the Transactions (as defined in the Subscription Agreement) (other than those Transactions that are scheduled to be completed following the Amalgamation Closing), including the substantially concurrent occurrence of the Amalgamation Closing, an additional [•] Ordinary Shares (or after the Assumption, Newco Common Shares, the “Additional Shares”) and [•] FEAC warrants (which shall be on terms substantially similar to the terms of the FEAC Public Warrants, the “FEAC PIPE Warrants”) or after the Assumption, warrants of Newco (which shall be on terms substantially similar to the FEAC PIPE Warrants, as adjusted for a Canadian public company, the “Newco Warrants” and, together with the Additional Shares, the “Additional Securities”), in each case on the terms and subject to the conditions set forth in the Subscription Agreement and this Agreement, resulting in an aggregate amount of [•] Ordinary Shares (or after the Assumption, Newco Common Shares) and [•] FEAC PIPE Warrants (or after the Assumption, Newco Warrants) to be issued and sold by FEAC (or after the Assumption, Newco) to Investor in consideration of the Purchase Price to be paid by Investor.

(b) References in the Subscription Agreement to “Subscribed Shares” shall be deemed to include the Additional Securities and the Subscription Agreement together with this Agreement comprises the legal and economic arrangement between the parties and shall govern the Investor’s investment in the Subscribed Shares and the Additional Securities. To the extent of any inconsistency between this Agreement and the Subscription Agreement, this Agreement shall prevail. After the Assumption, the Parties acknowledge and agree that the Investor is subscribing for and purchasing, and Newco is issuing and selling, the Subscribed Shares and the Additional Securities as a single transaction, in exchange for aggregate consideration equal to the Purchase Price.

3. Representations, Warranties and Agreements. Sections 2 and 3 of the Subscription Agreement shall apply to this Agreement, mutatis mutandis.

4. Registration Rights. Section 4 of the Subscription Agreement shall apply to this Agreement with respect to the Additional Securities, and the shares underlying the FEAC PIPE Warrants or the Newco Warrants, as the case may be, mutatis mutandis. For the avoidance of doubt, the Additional Securities, and the shares underlying the FEAC PIPE Warrants or the Newco Warrants, as the case may be, shall be deemed to be “Registrable Securities” as such term is defined in, and for all purposes under, the Subscription Agreement.

5. Termination. Section 5 of the Subscription Agreement shall apply to this Agreement, mutatis mutandis.

6. Miscellaneous, Other. Sections 6, 7, 9 and 10 of the Subscription Agreement shall apply to this Agreement, mutatis mutandis.

7. Trust Account Waiver. Section 8 of the Subscription Agreement (including Section 6.6 “Newco Assumption of Obligations”) shall apply to this Agreement, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of FEAC, Newco and Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date first mentioned above.

FORBION EUROPEAN ACQUISITION CORP.

By:
Name:
Title:

ENGENE HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Subscription Agreement Side Letter]

Accepted and agreed:

INVESTOR:

By:
Name:
Title:

[Signature Page to Subscription Agreement Side Letter]